UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2020 (December 1, 2020)

Nuveen Credit Opportunities 2022 Target Term Fund

(Exact name of registrant as specified in its charter)

Massachusetts	811-23195	81-4041205
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 West Wacker Drive Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 257-8787

(Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 20e-4(c) under the Exchange Act (17 CFR 240.20e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange of which registered
Common Shares of Beneficial Interest	JCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 1, 2020, the Board of Trustees of Nuveen Credit Opportunities 2022 Target Term Fund (NYSE: JCO), a registered closed-end management investment company (the “Fund”), announced the approval of a new sub-advisory agreement between Nuveen Fund Advisors, LLC (“Nuveen Fund Advisors”), the Fund’s investment adviser, and Nuveen Asset Management, LLC (“NAM”). The new sub-advisory agreement was approved in connection with the forthcoming merger of the Fund’s current sub-adviser, Symphony Asset Management LLC (“Symphony”), with and into NAM, which is currently scheduled to close on December 31, 2020. Symphony and NAM are both affiliates of Nuveen Fund Advisors and all are subsidiaries of Nuveen, LLC. The new sub-advisory agreement will become effective upon the close of the merger.

The terms of the new sub-advisory agreement with NAM are substantially identical to the current sub-advisory agreement with Symphony. NAM will provide the same level of services to the Fund, with the Symphony personnel who currently serve as portfolio managers of the Fund continuing to do so as NAM personnel. In addition, this change will not impact the Fund’s fees, investment objectives or policies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVEEN CREDIT OPPORTUNITIES 2022 TARGET TERM FUND

Date: December 1, 2020	By: /s/ Mark L. Winget
Mark L. Winget
Vice President and Secretary